Exhibit 3.1(a)

                            ARTICLES OF INCORPORATION
                                       OF
                                WAGER-DATA, INC.



     I, the undersigned natural person of the age of eighteen (18) years or more, a resident of the State of Texas, acting as an incorporator of a corporation under the Texas Business Corporation Act (hereinafter referred to as the "Act"), do hereby adopt the following Articles of Incorporation for such corporation:

                                    ARTICLE I

     The name of the Corporation is WAGER-DATA, INC.

                                   ARTICLE II

     The period of its duration is perpetual.

                                   ARTICLE III

     The purpose or purposes for which the Corporation is organized are:

     (a) To manufacture, repair, buy, sell, service, install, deal in, and to engage in, conduct and carry on the business of manufacturing, repairing, buying, selling, servicing, installing, importing, exporting, and dealing in goods, wares and merchandise of every class and description throughout the world.

     (b) To contract for erection, construction, repair, or improvement of any building, structure or improvement, public or private, and to erect, construct, repair or improve same or any part thereof, and to acquire, own and prepare for use any materials for said purposes.

     (c) To do any or all things necessary or incident to the business of the Corporation and to exercise and possess the powers herein set forth as fully as natural persons, whether as principal, agent or otherwise.

     (d) To engage in the transaction of any and all lawful business for which corporations may be incorporated under the Act.

                                   ARTICLE IV

     The aggregate number of shares of common stock which the Corporation shall have authority to issue is 100,000, with a par value of $1.00 per share.


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                                    ARTICLE V

     The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received, which sum is not less than One Thousand Dollars ($1,000.00).

                                   ARTICLE VI

     The office address of its initial registered office is 1331 Lamar, Suite 1375, Houston, Texas 77010, and the name of the registered agent at such address is Richard Royall.

                                   ARTICLE VII

     Section 1. Initial Board of Directors. The number of directors constituting the initial Board of Directors of the Corporation is two (2) who need not be residents of the State of Texas or shareholders of the Corporation

     Section 2. Names and Addresses. The names and addresses of the persons who are elected to serve as directors until the first annual meeting of the shareholders, or until their successors have been elected and qualified are:

           Name                                    Address

     Sammy Fleschler                        1331 Lamar, Suite 1375
                                            Houston, Texas 77010

     Richard Royall                         1331 Lamar, Suite 1375
                                            Houston, Texas 77010

     Section 3. Increase or Decrease of Directors The number of directors may be increased or decreased from time to time by amendment to the Bylaws; but no decrease shall have the effect of shortening the term of any incumbent director, and the number of directors shall not be decreased to less than two (2) directors. In the absence of a Bylaw fixing the number of directors, the number shall be two (2).

                                  ARTICLE VIII

     The shareholders of the Corporation shall have preemptive rights to acquire additional, unissued, or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares.

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

                                   ARTICLE IX

     Provisions for the regulations of the internal affairs of the Corporation are:

     Section 1. Voting Rights, Voting for Directors. Upon each matter submitted to a vote at every meeting of the shareholders of the Corporation, every holder of common stock shall be entitled to one (1) vote for each share of common stock standing in his name on the books of the Corporation At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. It is expressly prohibited for any shareholder to cumulate his votes in any election of directors.

     Section 2. Bylaws. The initial Bylaws of the Corporation shall be adopted by its Board of Directors. The Board of Directors shall have the power to alter, amend or repeal the Bylaws from time to time, subject to the reserved power of the shareholders at any meeting of the shareholders to alter, amend or repeal any provision of the Bylaws or to adopt new Bylaws.

                                    ARTICLE X

     Any person who at any time shall serve or shall have served, as a director, officer or employee of the Corporation, or of any other enterprise at the request of the Corporation, and the heirs, executors, and administrators of such person, shall be indemnified by the Corporation against all costs and expenses (including but not limited to counsel fees, amounts or judgments paid, and amounts paid in settlement) reasonably incurred in connection with the defense of any claim, action, suit, or proceeding, whether civil, criminal, administrative, or other, in which he may be involved by virtue of such person being or having been such director, officer, or employee, provided, however, that such indemnity shall not be operative with respect to (i) any matter as to which such person shall have been finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties as such director, officer, or employee, or (ii) any matter settled or comprised, unless in the opinion of independent counsel selected by or in a manner determined by the Board of Directors, there is not reasonable ground for such person being adjudged liable for negligence or misconduct in the performance of his duties as such director, officer, or employee, or (iii) any amount paid or payable to the Corporation or such other enterprise The foregoing indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of shareholders, or otherwise.


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                                   ARTICLE XI

     The name and address of the incorporator of the Corporation is.

           Name                                     Address

     Norman T. Reynolds                     Two Houston Center
                                            909 Fannin, Suite 1125
                                            Houston, Texas 77010-1006

     IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of May, 1993.



                                            /s/ Norman T. Reynolds
                                            ------------------------------------
                                            NORMAN T. REYNOLDS

THE STATE OF TEXAS     }
                       }
COUNTY OF HARRIS       }

     I, the undersigned, a Notary Public in and for Harris County, Texas, do hereby certify that on this 21st day of May, 1993, personally appeared before me, NORMAN T. REYNOLDS, who, being by me duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.


                                            /s/ Diana B. Bresk
                                            ------------------------------------
                                            Notary Public in and for
                                            the State of Texas

(SEAL)


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